Jameson Inns, Inc.                                                          PRESS RELEASE

8 Perimeter Center East, Suite 8050     Atlanta, Georgia 30346     (770) 901-9020 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

April 24, 2003

Contact: Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns Announces First Quarter Common Dividend

Atlanta, GA, April 24/PRNewswire/—Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $.05 per share on its common stock for the first quarter ended March 31, 2002. The dividend is payable on May 20, 2003 to shareholders of record as of May 5, 2003.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information about Jameson Inns, Inc., visit the company’s website at www.jamesoninns.com.